Exhibit 10.18

ZYTO™

SMP Agreement

Preamble

The ZYTO Strategic Marketing Partner Program is a joint effort between ZYTO Technologies, Inc. and the Strategic Marketing Partner ("SMP") with the objective of creating more business for each party. SMP desires to have ZYTO customize certain technology applications with the intent of adding value specifically for SMP to help SMP and its affiliated health professionals sell more SMP nutriceutical products to customers and patients.

ZYTO desires to have SMP provide additional marketing cooperation by including ZYTO's customized technology products in certain advertising, seminars, and other marketing and sales efforts. It is the intent of both parties to work cooperatively to use the ZYTO technology to help serve SMP's customers and their affiliated health professional's patients more effectively.

Agreement

In consideration of their desire to participate in this program, and recognizing the anticipated mutual benefit for doing so, the parties hereto: ZYTO Technologies, Inc ("ZYTO"), a Nevada Corporation, and Premier Research Labs. Inc. ("SMP") a Texas Corporation agree to the following:

1. The term of this agreement is two (2) years, beginning on the date this agreement is executed, at which time it will automatically terminate unless renewed or unless earlier terminated as provided herein.
2. SMP may terminate this agreement at any time upon sixty (60) days written notice to ZYTO of its intention to terminate. Written notice may be given by registered mail or other common carrier with acknowledgement of receipt, or by email with acknowledgement of receipt.
3. The parties remain independent contractors. This agreement does not constitute or create any type of partnership. Each party hereto retains full responsibility and liability for its own products and its own business activities.
4. Neither party shall collect money for the other. Funds collected in the course of doing business by either party shall be that party's sole and exclusive property.
5. The use of ZYTO technology by SMP affiliated health professionals and/or customers, does not imply any extension of the label claim of products sold by SMP.
6. As consideration for its inclusion in the SMP Program and customization of ZYTO products for SMP, SMP shall pay ZYTO the sum of twenty five thousand dollars ($25,000), due upon the execution of this agreement. This fee includes a Gold Sponsorship to ZYTO's 2010 Annual Conference.
7. ZYTO shall customize the video that plays during the Balance biosurvey to include information and images specific to SMP,

8. ZYTO may customize certain marketing media specifically for SMP as determined between the parties. This may include, as an example:

   i. Website banners
   ii. Shipping inserts to be included in product shipments from SMP to its customers
   iii. Advertisements placed by ZYTO
   iv. Advertisements to ZYTO's customers
   v. Display banners or other media used in trade shows and educational venues

9. SMP will be given preferential access to all ZYTO sponsored events, including its Annual Conference and Regional HOI Trainings; although there may be a sponsorship fees associated with some of these events that SMP must pay. Additionally, SMP will be responsible for costs associated with its attendance at said events.
10. ZYTO and SMP will sponsor and conduct joint training activities for the benefit of affiliated health professionals and/or mutual and potential customers. Examples of these activities include:
    a. Webinars
    b. Recorded video presentations
    c. Recorded webinars
    d. Pod casts
11. ZYTO will make its video studio and production capabilities available to SMP for productions, provided: (i) the production is intended to benefit both parties as determined by ZYTO; (ii) SMP gives ZYTO reasonable notice and an outline of the planned activity that ZYTO approves; and (iii) ZYTO determines the studio and production capabilities are available at the given time. Video productions will be designed and scheduled to fit into ZYTO's production flow in a manner that will not be disruptive or excessive. ZYTO retains the right to refuse to allow SMP access to studio and production capabilities in its sole discretion, but agrees to act reasonably in reaching its determinations.
12. SMP will make available to ZYTO a sample of each of its products for the purpose of 'programming' said products into ZYTO's product libraries and to assist in customization of the ZYTO products.
13. SMP will allow ZYTO reasonable access to its sponsored venues, including regional trainings and trade shows. ZYTO will be responsible for any expense it incurs in attending these events. SMP agrees to allow ZYTO to determine how to market ZYTO products, and agrees not to misrepresent such items as medical, diagnosing or treatment devices.
14. SMP will include in its product shipments, and other marketing material, media provided by ZYTO. For example, ZYTO technology fliers, or other sales/marketing material as provided by ZYTO without revision by SMP.
15. Media produced by either party that includes the logo or any reference to the other party, shall first be submitted to the other party for approval. No use of the trademark or other reference to the other party will be distributed without the approval and permission of the other party, and this agreement provides no license to other party to exploit the marks or intellectual property of the other party, without their prior written consent.

16. The parties understand and acknowledge that ZYTO technology is not medical and is not used to diagnose or treat any disease or illness. ZYTO technology is biocommunication only with the intended use of determining biological preference.
17. ZYTO shall customize certain of its products to provide specific marketing advantages to SMP. For example:
    a. Drop shipping capabilities
    b. Shopping Cart
    c. Updating and management of SMP products in ZYTO technology libraries

    Note: These examples do not imply that these features will ever be built, and if built, does not imply a production deadline of any kind. ZYTO shall continue to own the customized software and all other ZYTO software provided, and this agreement does not transfer ownership of such customized materials to SMP. Upon delivery of the customized ZYTO software systems, ZYTO provides SMP a non-transferrable license to use the software systems during the time this agreement remains in place between the parties.
18. ZYTO and SMP will cooperate in trade show attendance when possible. This may include:
    a. The inclusion of ZYTO technology in the booth of SMP; and
    b. ZYTO personnel to support ZYTO technology, either part time or full time during the conference.
19. At least semi-annually, SMP will have access to all ZYTO professional users who own the ZYTO Pro Standard or Elite, in the manner determined by ZYTO. This will be for the purpose of promoting SMP products, SMP training, or SMP events. Access will include SMP providing ZYTO information to be included in regular mailers, or in electron communications. ZYTO's list of professional users is confidential information SMP agrees not to share with any third party and not to use for any purpose other than those outlined herein.
20. SMP and ZYTO will communicate regularly for the purposes of developing and refining activities relative to their joint marketing efforts. This agreement does not anticipate every action to be taken; it is intended to define the relationship between the parties and to provide a template of the spirit of this association and its intended objectives.
21. SMP and ZYTO shall give direct access to each other's sales force. It is anticipated that the success of the SMP Program will be dependent on the personal relationships between these people; therefore, developing and fostering these relationships will be facilitated by both parties. To the extent either party provides the other party confidential information including customer lists, technology, know how, techniques and other proprietary information, the parties agree to keep that information confidential and not share it with any third party. Confidential Information shall include anything marked as confidential, or anything, by its content, the other party should reasonably know is confidential. SMP agrees not to reverse engineer or otherwise try to copy ZYTO products and technology, and further agrees that it shall not help any other party or affiliate to take similar actions.
22. From time-to-time, on an as needed basis, each party will provide training to the sales force of the other party.

23. This agreement is non-exclusive. ZYTO is not excluded from entering into similar agreements with other companies who may be competitors of SMP and SMP may enter into similar agreements with companies ZYTO considers competitors.

24. Irrespective of #23, neither party will take any action that will intentionally damage the other. For example, bring competitive information or material to an event sponsored by the other party, without the prior knowledge and approval of the other party.

25. This agreement shall be governed by the laws of the State of Utah, United States of America, notwithstanding its conflicts of laws provisions.

26. In the event of dispute, the parties hereto agree to first seek resolution by way of amicable discussion between the parties. If such efforts fail, the parties agree to submit to binding arbitration through an arbiter based in Utah County, Utah appointed by and the arbitration including its notice requirements governed under the rules of the American Arbitration Association then in effect. In the event of such dispute, the prevailing party, as determined by the arbitrator shall be entitled to collect its reasonable attorneys' fees and costs. The above shall not apply to actions for injunctive relief for misuse of intellectual property, which may be brought in a court within the jurisdiction where there is an alleged harm that must be addressed immediately.

Executed this 22nd day of March, 2010.

ZYTO Technologies, Inc.

By: Vaughn R Cook

Its: President

387 S. 520 W., Ste. 200
Lindon, UT 84042
Phone: 801-224-7199
Fax: 801-221-4662
Email address for notices: KHoward@ZYTO.com

SMP

Name: Premier Research Labs, Inc.

By: [signature]

Its: CEO

Address: 3500 Wadley Pl.
Austin, TX 78728

Phone: 800 325 7734

Fax: 512 218 2577

Email address for notices: Matt@prlabs.com